UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 16, 2022

HANOVER BANCORP, INC.

(Exact name of Company as specified in its charter)

New York	333-252262	81-3324480
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 East Jericho Turnpike,
Mineola, New York		11501
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code:  (516) 548-8500

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 16, 2022, Hanover Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the proposals set forth below.

On January 31, 2022, the record date for the Annual Meeting, there were a total of 5,828,203 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 4,931,519 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the shareholders at the Annual Meeting, and the final voting results with respect to such proposals, were as follows:

Proposal 1:	The election of three persons to serve as directors for three year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes for and withheld, as well as the number of Broker Non-Votes:

	For	Withheld	Broker Non-Votes
Michael P. Puorro	4,634,355	296,923	-
Metin Negrin	4,920,643	10,600	-
Elena Sisti	4,920,179	11,099	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER BANCORP, INC.
(Registrant)

Dated: March 16, 2022	By:	/s/ Lance P. Burke
Lance P. Burke
Executive Vice President & Chief Financial Officer